Exhibit 3.7

CERTIFICATE OF FORMATION

OF

AUTOMATED SECURITIES CLEARANCE LLC

This Certificate of Formation of Automated Securities Clearance LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST:	The name of the limited liability company is:

Automated Securities Clearance LLC

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

FOURTH:	This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 10, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

Automated Securities Clearance LLC Certificate of Formation

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of August 12, 2005, between Automated Securities Clearance, Ltd., a New Jersey corporation (“ASC Ltd.”), and Automated Securities Clearance LLC, a Delaware limited liability company (“ASC LLC”), in accordance with Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware and Section 14A:10-1 of the New Jersey Business Corporation Act.

WITNESSETH:

WHEREAS, the Board of Directors of ASC Ltd. desires to merge ASC Ltd. with and into ASC LLC pursuant to the terms and conditions of this Agreement (the “Merger”);

WHEREAS, the Board of Managers of ASC LLC desires to merge ASC Ltd. with and into ASC LLC pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of ASC Ltd. has adopted a resolution by unanimous written consent dated August 12, 2005 approving this Agreement and submitting it to SunGard Investment Ventures LLC (“SIV LLC”), the sole stockholder of ASC Ltd.;

WHEREAS, the Board of Managers of ASC LLC has adopted a resolution by unanimous written consent dated August 10, 2005 approving the form, terms and provisions of and the transactions contemplated by this Agreement and submitting it to SIV LLC, the sole member of ASC LLC;

WHEREAS, SIV LLC, the sole stockholder of ASC Ltd., has adopted a resolution approving this Agreement; and

WHEREAS, SIV LLC, the sole member of ASC LLC has adopted a resolution approving the form, terms and provisions of and the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, ASC Ltd. and ASC LLC hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

(a) “ASC LLC Membership Interest” means the entire membership interest in ASC LLC, consisting of 1,000 units held by SIV LLC.

(b) “ASC Ltd. Stock” means the 1,000 shares of issued and outstanding common stock, par value $1.00 per share, of ASC Ltd., owned by SIV LLC.

(c) “DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended.

(d) “NJBCA” means the New Jersey Business Corporation Act, as amended.

ARTICLE II.

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time (as defined in this Section 2.01) of the Merger, ASC Ltd. shall be merged with and into ASC LLC in accordance with Title 6, Section 18-209 of the DLLCA and the provisions of the NJBCA, whereupon the separate existence of ASC Ltd. shall cease, and ASC LLC shall be the surviving entity (the “Surviving Entity”).

(b) The name of the Surviving Entity shall be “Automated Securities Clearance LLC”.

(c) Promptly after the execution hereof, ASC LLC will file a certificate of merger with the Secretary of State of the State of Delaware and both ASC Ltd. and ASC LLC shall cause a certificate of merger to be filed with the New Jersey Department of the Treasury, Division of Revenue. Each certificate of merger shall provide that the Merger shall be effective as of 11:59 p.m. EDT on August 12, 2005 (the “Effective Time”).

(d) From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of ASC Ltd. and ASC LLC, all as provided under the DLLCA and the NJBCA.

Section 2.02. Effect on Shares and Membership Interests. At the Effective Time,

(a) the ASC LLC Membership Interest shall remain outstanding and unaffected by the Merger.

(b) each then issued and outstanding share, and each share held in the treasury, if any, of the ASC Ltd. Stock shall be cancelled, and no payment shall be made with respect thereto.

ARTICLE III.

THE SURVIVING ENTITY

Section 3.01. Limited Liability Company Agreement of Surviving Entity. At the Effective Time, automatically and without further action, the Limited Liability Company Agreement of ASC LLC shall be the Limited Liability Agreement of the Surviving Entity.

Section 3.02. Member of Surviving Entity. From and after the Effective Time, SIV LLC shall continue as the sole member of the Surviving Entity, subject to the provisions of the Limited Liability Agreement of the Surviving Entity.

Section 3.03. Members of the Board of Managers and Officers. The persons who are the members of the Board of Managers and officers of ASC LLC immediately prior to the Effective Time shall continue as the members of the Board of Managers and officers of the Surviving

Entity, in the same capacity or capacities, each of such members of the Board of Managers and officers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of Delaware and the Limited Liability Company Agreement of the Surviving Entity.

ARTICLE IV.

MISCELLANEOUS

Section 4.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one agreement.

Section 4.03. Termination. This Agreement may be terminated and the Merger abandoned by the mutual consent of ASC Ltd. and ASC LLC at any time prior to the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AUTOMATED SECURITIES CLEARANCE, LTD.

By:	/S/ Patrick D. Lynch
Patrick D. Lynch, President

AUTOMATED SECURITIES CLEARANCE LLC

By:	/S/ Patrick D. Lynch
Patrick D. Lynch, President

Signature Page to Agreement and Plan of Merger between Automated

Securities Clearance, Ltd. and Automated Securities Clearance LLC

CERTIFICATE OF MERGER

of

AUTOMATED SECURITIES CLEARANCE, LTD.,

a New Jersey corporation

with and into

AUTOMATED SECURITIES CLEARANCE LLC,

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), Automated Securities Clearance LLC, a Delaware limited liability company (the “Company”), hereby certifies to the following information relating to the merger of Automated Securities Clearance, Ltd., a New Jersey corporation, into the Company (the “Merger”):

FIRST: The names and states of formation and incorporation, as applicable, of the Company and Automated Securities Clearance, Ltd., which are the constituent companies in the Merger (the “Constituent Companies”), are as follows:

Name	State
Automated Securities Clearance LLC	Delaware
Automated Securities Clearance, Ltd.	New Jersey

SECOND: The Agreement and Plan of Merger dated as of August 12, 2005 (the “Merger Agreement”) by and among the Constituent Companies, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with the provisions of the DLLCA and the New Jersey Business Corporation Act (the “NJBCA”).

THIRD: The name of the limited liability company surviving the Merger (the “Surviving LLC”) is “Automated Securities Clearance LLC”.

FOURTH: The Merger shall be effective at 11:59 p.m. EDT on August 12, 2005 in accordance with the DLLCA and the NJBCA.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving LLC. The address of the principal place of business of the Surviving LLC is: 545 Washington Boulevard, 7th Floor, Jersey City, NJ 07310.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of the Constituent Companies.

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be signed by an authorized person this 12th day of August, 2005.

AUTOMATED SECURITIES CLEARANCE LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to Automated Securities Clearance LLC Certificate of Merger